As filed with the Securities and Exchange Commission on December 18, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Medley Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	27-4576073
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

375 Park Avenue, 33rd Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-179237

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.50% Notes due 2021	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.          Description of the Registrant's Securities to be Registered

The description of the 6.50% Notes due 2021 (the “Notes”) of Medley Capital Corporation, a Delaware corporation, is incorporated by reference in the materials set forth in (i) the section captioned “Description of Our Debt Securities” in the registrant’s registration statement on Form N-2 (File No. 333-187324), initially declared effective on April 2, 2013, and most recently declared effective by post-effective amendment on January 30, 2015, and (ii) the section captioned “Description of the Notes” in the registrant’s prospectus supplement, dated December 14, 2015 and filed with the SEC on December 16, 2015, to the registrant’s prospectus, dated January 30, 2015. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above. The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “MCX”.

Item 2.          Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Indenture, dated as of February 7, 2012, between Medley Capital Corporation and U.S. Bank National Association (incorporated herein by reference to Exhibit 99.D.2 as filed with Pre-Effective Amendment no. 1 to the registration statement on Form N-2 (File No. 333-187324) on February 10, 2012).

2

Third Supplemental Indenture, dated as of December 17, 2015, between Medley Capital Corporation and U.S. Bank National Association, which includes the form of registered 6.50% Note due 2021 (incorporated herein by reference to Exhibit d.6 as filed with Post-Effective Amendment No. 11 to the registration statement on Form N-2 (File No. 333-187324) on December 17, 2015).

3	Form of 6.50% Note due 2021 (incorporated herein by reference to Exhibit d.6 filed with Post-Effective Amendment No. 11 to the registrant’s Registration Statement on Form N-2 (File No. 333-187324) filed on December 17, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      December 18, 2015

Medley Capital Corporation

By:	/s/ Richard T. Allorto Jr.
Name: Richard T. Allorto Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1	Indenture, dated as of February 7, 2012, between Medley Capital Corporation and U.S. Bank National Association (incorporated herein by reference to Exhibit 99.D.2 as filed with Pre-effective Amendment No. 1 to the registration statement on Form N-2 (File No. 333-179237) on February 10, 2012).

2

Third Supplemental Indenture, dated as of December 17, 2015, between Medley Capital Corporation and U.S. Bank National Association, which includes the form of registered 6.50% Note due 2021 (incorporated herein by reference to Exhibit d.6 as filed with Post-Effective Amendment no. 11 to the registration statement on Form N-2 (File No. 333-187324) on December 17, 2015).

3

Form of 6.50% Note due 2021 (incorporated herein by reference to Exhibit d.6 filed with Post-Effective Amendment No. 11 to the registrant’s Registration Statement on Form N-2 (File No. 333-195070) filed on December 17, 2015).